Exhibit 10(b)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report dated February 9, 1996, with respect to the financial statements and financial highlights of Boston 1784 Prime Money
Market Fund incorporated by reference in the Form N-1A Filing and related Prospectus and Statement of Additional Information of Boston 1784 Funds.

                                                                   /S/ SIGNATURE
Pittsburgh, Pennsylvania
June 17, 1998